UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2011

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report with respect to the Amended Warrants (as defined below) is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

On May 24, 2011, the Registrant entered into warrant amendment and exercise agreements with each of two holders (the “Holders”) of certain of the Registrant’s warrants to purchase common stock originally issued December 23, 2010 (the “Common Stock Warrants”).  The Common Stock Warrants issued on such date relate to the right to purchase an aggregate of 4,458,271 shares of the Registrant’s common stock.  The Common Stock Warrants owned by the Holders and subject to the amendment and exercise agreements (the “Amended Warrants”) relate to the right to purchase an aggregate of 1,337,482 shares of the Company’s common stock.

As issued, the Common Stock Warrants have an exercise price equal to the lesser of (i) $2.2802 per share, subject to adjustment (and giving effect to all adjustments prior to the date hereof), and (ii) beginning on June 1, 2011, and ending on the earlier of 91 days after the maturity date of the Registrant’s Series B convertible preferred stock (the “Preferred Stock”) or the date that all warrants to purchase the Registrant’s Preferred Stock (the “Preferred Stock Warrants”) have been exercised, a price equal to 85% of an average volume weighted average price (the “Average VWAP Price”) of the Registrant’s common stock as calculated under the terms of such warrants (or 90% if the volume weighted average price as calculated is greater than or equal to $1.00) (such price calculated under clause (ii), the “Alternate Exercise Price”); provided, that the aggregate exercise price of all Common Stock Warrants exercised in any calendar month utilizing the Alternate Exercise Price cannot exceed $1 million, which was prorated among all holders of the Common Stock Warrants.

Following the amendment, the Amended Warrants will be exercisable for the lesser of (i) $2.2802, subject to adjustment, or (ii) beginning on June 1, 2011, and ending January 31, 2012, 85% of the applicable Average VWAP Price; provided, that the aggregate exercise price of the Common Stock Warrants of either Holder utilizing the Average VWAP Price cannot exceed $150,000 in any calendar month (which was each Holder’s pro rata portion of the original $1 million limitation).

In connection with this amendment, the Holders delivered exercise notices relating to Preferred Stock Warrants to purchase an aggregate of 35 shares of the Registrant’s Preferred Stock, at the exercise price of $1,000 per share of Preferred Stock.  With this exercise, no further Preferred Stock Warrants remain outstanding. By taking these actions, the Registrant accelerates the receipt of proceeds from exercise of the Preferred Warrants, and limits the number of Common Stock Warrants that can be exercised at the Alternate Exercise Price.  Proceeds to the Registrant from the exercise of the Preferred Warrants are expected to be $35,000 before expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	May 24, 2011	By:	/s/ F. William Capp
F. William Capp
President and Chief Executive Officer